SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) July 31, 2003

                             A.M.S. MARKETING, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in Charter)



            Delaware                      000-25413               65-0854589
-------------------------------     ---------------------    -------------------
(State of other Jurisdiction of     (Commission file no.)       (IRS employer
        incorporation)                                       identification no.)






6689 N.W, 16th Terrace, Ft. Lauderdale, FL                               33309
------------------------------------------                            ----------
 (Address of Principal Executive Offices)                             (Zip Code)



        Registrant's telephone number, including area code (954) 978-9090
                                                           --------------


          7040 W. Palmetto Park Rd, Bldg 4, #572, Boca Raton, FL 33433
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Forward Looking Statements

         This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to our industry and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this report.

Item 1.  Changes in Control of Registrant.

         On July 31, 2003 (the "Exchange Date"), we entered into an Agreement and Plan of Exchange (the "Exchange Agreement") with Advanced Imaging Systems, LLC, a Delaware limited liability company ("AIS"), and Laura Palisa Mujica, Lara Nicole Sarafianos, Sarah Cinnante and Michael D'Angelo, the members of AIS (the "Members"). Pursuant to the Exchange Agreement, we issued to the Members an aggregate of 1,200,000 shares of our common stock, par value $.001 per share (the "Common Stock"), in exchange (the "Exchange") for all of the limited liability company interests of AIS issued and outstanding on such date.

         Immediately prior to the Exchange, each of the Members purchased 900,000 shares of our Common Stock (3,600,000 shares in the aggregate) from Alfred M. Schiffrin, our sole director and former President, for $.05 per share, payable partly in cash with the balance payable by a recourse promissory note secured by the purchased shares. The shares issued to the Members in the Exchange, together with the shares purchased by the Members from Mr. Schiffrin represented approximately 82% of the total then issued and outstanding shares of our Common Stock.

         The details of the transaction, including all information required by
Item 1. of this Current Report on Form 8-K (this "Report"), are set forth in
Item 2. "Acquisition or Disposition of Assets" below, the contents of which are incorporated by reference herein.

Item 2.  Acquisition or Disposition of Assets.

Overview of the Transaction

         The information below is a summary description of the Exchange Agreement and is qualified in its entirety by reference to the Exchange Agreement and related documents that we have filed as exhibits to this Report.

         Pursuant to the Exchange Agreement, on the Exchange Date we issued to each Member an aggregate of 300,000 shares of Common Stock. In exchange, each Member conveyed to us all of his or her limited liability company interests in AIS. The exchange ratio of shares of the Common Stock for the limited liability company interests of AIS was determined arbitrarily by the parties to the Exchange Agreement, and the parties did not assign any value to the shares of Common Stock or the limited liability company interests of AIS.

         In connection with the Exchange Agreement, the following transactions took place on or before the Closing Date:

         - Mr. Schiffrin, our former President and sole director, entered into an agreement with each of the Members pursuant to which Mr. Schiffrin sold to each Member an aggregate of 900,000 shares of our Common Stock owned by him for $.05 per share.

         - AIS entered into employment agreements with each of C. Leo Smith, Steven Cinnante, George Sarafianos, Susan Archer and Michael D'Angelo.

         - Anthony Collura, one of our shareholders prior to the Exchange, entered into an agreement with Susan Archer, our new Treasurer and Secretary, pursuant to which he sold an aggregate of 100,000 of his shares of our Common Stock to her for $.05 per share.

         - We agreed to honor the provisions of the Series A Exchangeable Notes issued by AIS as disclosed in Schedule 3.7 of the Exchange Agreement with respect to the exercise of the Exchange Right (as defined in such notes) and to have authorized and in reserve, and to keep available, solely for delivery upon the exchange of such notes, shares of our Common Stock issuable from time to time upon the exchange of such notes.

         - Mr. Schiffrin, our sole director, resigned as President, and appointed Mr. Smith, the Chief Executive Officer of AIS, as our President, Chief Executive Officer and Chief Financial Officer and Ms. Archer as our Treasurer and Secretary.

         - Subject to and effective upon compliance with Rule 14f-1 under the Securities Exchange Act of 1934, Mr. Schiffrin appointed Mr. Smith, James J. Gaffney and Alex Sarafianos as members of our new board of directors and tendered his resignation as a director.


Description of Our Pre-existing Business

         We were formed in Delaware in July 1998. Since 1998, we have engaged in the business of marketing pre-owned, brand name photocopy machines for an unrelated third party. In addition to our pre-existing business, we now own all of the issued and outstanding limited liability company interests of AIS. The acquisition of all the issued and outstanding limited liability company interests of AIS was completed on July 31, 2003 by an exchange reorganization whereby we acquired all of the limited liability company interests of AIS in exchange for issuing 1,200,000 shares of Common Stock. Between the newly issued shares and the 3,600,000 shares of Common Stock purchased by the Members from Mr. Schiffrin, the Members controlled approximately 82% of our issued and outstanding shares of capital stock immediately after the Exchange. Accordingly, the acquisition has been treated as a reverse acquisition. As a result of the Exchange, we now carry on business through our wholly-owned subsidiary AIS, which maintains its business office at 6689 N.W. 16th Terrace, Ft. Lauderdale, FL 33309. We also plan to continue our pre-existing business. Mr. Smith, our new President, has orally agreed with Mr. Schiffrin that Mr. Schiffrin will continue to run the pre-existing business and in exchange receive 25% of the profits of that business. The designees of our new board of directors have approved this arrangement. It is our intention to continue to consider strategic alternatives for the pre-existing business.

Description of AIS's Business

         AIS was formed as a Delaware limited liability company in June 2002. AIS designs, manufactures and markets plastic and paper card products including credit cards, pre-paid telephone cards, value storage cards, access entry cards, identity cards and business cards.

     Products

         We are a turnkey provider of plastic cards, paper cards and printing services to domestic and international customers.

         Plastic Cards

Plastic cards we produce include:


o   access cards                  o   debit cards               o   library cards
o   ATM cards                     o   discount cards            o   loyalty cards
o   bank cards                    o   door entry cards          o   luggage tags
o   blank  cards                  o   gift cards                o   membership cards
o   business cards                o   health care cards         o   punch cards
o   check cashing cards           o   identification cards      o   security cards
o   courtesy telephone cards      o   information cards         o   V.I.P. cards
o   credit cards                  o   laminated cards


         Paper Cards


Paper cards we produce include:

o   telephone calling cards       o   paper tear cards          o   paper punch out cards
o   promotional pre-paid cards    o   point of sale cards       o   flat pack cards
o   vending CR80 cards


       Printing Services

       We provide turnkey production of our customers' orders for card products from concept to completion.

       Our graphics design team assists the customer in creating a unique and innovative product. We use state of the art graphics design software to rapidly turn around customer orders. Product proofing and approval can be done by the customer on our secure website.

       Once the design is completed, an order is put through pre-press preparation. We then carefully trap, impose, output to high-resolution film, and then strip the order in preparation for plate making. We print the orders either by silkscreen, lithography, or digital printing. Upon completion of the printing process, we can finish the processes in a variety of ways including: personal identification numbers, labeling, embossing, holograms, bar coding, scratch off, data encoding, magnetic stripping, lamination, and sequential and/or straight numbering.

       Finally, we package and ship the order according to the customer's instructions. We offer numerous packaging and shipping options: shrink wrap packaging, cello wrap packaging, tipping, stuffing, mailing, and drop shipping. We maintain online accounts with many of the world's leading couriers, including Federal Express, UPS, and Airborne Express. Additionally, we have close working relationships with freight forwarders worldwide.

     Customers and Markets

         Since AIS's inception (June 2002), we have focused almost exclusively on card products for the telecommunications industry. As a result, approximately 90% of the Company's revenues have come from the telecommunications industry. Approximately 90% of these telecommunications revenues have been from 12 major customers. Some of our principal customers include: 9278 Communications, Centrix Communications, Phone Card Warehouse, U.S. Cellular, and Verizon Wireless.

         In the near future, we plan to expand and diversify the markets we target. We intend to expand our marketing to each of our four major business lines:

         o   Telecommunications          o   Loyalty and Retail
         o   Financial                   o   Identity and Security

     Competition

         The card product market is highly competitive. We face existing competition in the telecommunications market, each other market we currently service and each of the markets in which we plan to expand. Moreover, our customers and companies with whom we currently have strategic relationships may become competitors in the future.

         Telecommunications

         Public telephony is a mature market, and is highly competitive. According to Eurosmart, approximately 950 million phonecards were sold worldwide in 2002. The main competitors in this market are Gemplus International SA, Schlumberger, Giesecke & Devrient and Oberthur Card Systems. Additionally, we face competition from numerous smaller companies. The ability to deliver large volumes of phonecards at competitive prices, as well as the capability of meeting changing customer demands, such as increased requirements, in the short term are key competitive factors in this market. We believe that our turnkey production capabilities have enabled us to meet our customers' requirements in the past, which has allowed us to develop strong customer relationships.

         Financial

         The financial market is currently fragmented and subject to intense competition. The main competitors in this market include Gemplus International SA, Giesecke & Devrient, Oberthur Card Systems and Schlumberger. A significant barrier to competing in the financial market is qualifying as a secured card manufacturer. We are currently seeking such qualification, but there can be no assurance that we will become qualified.

         Loyalty and Retail

         The market for loyalty and retail programs, including bonus points and reward programs, is currently fragmented and subject to intense competition.

         Identity and Security

         The market for identification and security products is currently in its development stage. There are a number of companies, including large systems integrators, that compete in this market.

     Suppliers

         We rely on a number of different suppliers of materials and components to manufacture our products. The basic components of our products are plastic cards, paper cards and other materials used in the manufacturing process, such as lamination film and inks.

         We believe that our current suppliers will be able to meet our requirements in terms of cost and volume. We have diverse supply arrangements for our materials, including plastic resin, paper board, overlay film, and magnetic tape. We have at least two supply sources for each of our materials.

     Marketing

         We use a direct sales force to market and sell our products and services. Strategic relationships are an important part of our overall marketing strategy, in addition to sales through our other channels. Through our strategic partners we facilitate new product development, collaborative marketing initiatives and joint sales efforts with a select group of value added resellers, systems integrators, consultants and developers.

     Market Potential

         Plastic and paper cards are used in increasingly diverse applications, as consumers demand progressively more convenience in their daily lives. The use of plastic and paper cards is increasing most rapidly in the telecommunications, financial, loyalty and retail, and identity and security markets. The most common uses of plastic cards are ATM cards, credit cards, telephone cards, debit cards, membership cards, and value stored cards. The most common uses of paper cards are pre-paid telephone cards, scratch off and promotional giveaways.

         Pre-paid telephone cards, both plastic and paper, are experiencing a dramatic increase in use. According to "Pre-paid Calling Cards: Market Dynamics and Forecast 2003-2008," a report that was recently published by the telecommunications industry research firm, ATLANTIC-ACM, "the industry will continue to experience solid growth over the next five years, as the $3.7 Billion market expands by another 73%."

         "Smart" cards, cards containing microprocessors (chip cards), are widely used to reduce fraud and increase security particularly in the financial and identification industries. The worldwide market for "smart" cards grew from $1.2 Billion in 1996 to $7.6 Billion in 2000, and will reach $16.0 Billion by 2005, according to Killen & Associates.

         In the loyalty and retail sector of the economy, a recent survey by Standard Register anticipates that at current growth rates, the use of pre-paid and loyalty cards will approach 50% in the next three years.

         Frost & Sullivan, a plastic card industry research firm, projects that the total of annually shipped plastic identification cards will reach 114.7 Million by 2006, up from 14.4 Million in 1999.

         A survey by The Research Center of the University of Michigan's Institute for Social Research found that the percentage of adults indicated below carry plastic or paper card products for the use indicated:

               Credit Cards  -                      88%
               ATM Cards  -                         60%
               Membership Cards -                   58%
               Pre-paid Cards -                     35%
               Loyalty Cards  -                     29%
               Pre-Paid Telephone Cards  -          28%
               Gift Cards  -                        11%
               Smart Cards  -                        4%

         We believe that the movement towards a "cashless society" will continue to accelerate and that the use of plastic and paper cards will increasingly replace cash in everyday life.

     Growth Opportunities

         We intend to focus our efforts on the following three areas of business in order to drive our growth:

     o Internal Growth. We believe that we can generate additional revenues and earnings growth over the next five years, primarily by (i) implementing an advertising and marketing program that targets the pre-paid telephone card industry, (ii) qualifying to produce plastic cards for Visa and MasterCard, and (iii) aggressively seeking business in the gift card and value stored card sectors of the industry;

     o Joint Ventures. We have identified a significant number of potential joint ventures, primarily in the pre-paid telephone card industry, throughout Central and South America, and in Europe. Preliminary analysis of such potential joint ventures indicates the strong possibility of building our foreign revenues and earnings to levels comparable to AIS's domestic revenue; and

     o Acquisitions. We intend to develop and execute an acquisition strategy in the future to consolidate a portion of our highly fragmented industry, which is largely comprised of a significant number of companies that are not sufficiently capitalized, that are operated by management who lack the requisite managerial skills, and that generate annual revenues of $10.0 Million or less.

Plant and Facilities

         The Company currently operates from a 7,000 square foot facility that it leases in Fort Lauderdale, Florida. Our annual rent is $45,185. Our current lease expires June 2005. We want to move into a larger facility of approximately 14,000 square feet, and are currently evaluating a number of other facilities that are available to us.

         The need for a larger facility is necessitated by a number of factors, most notably (i) our anticipated purchase of additional equipment in the immediate future that will increase the "footprint" of the production and finishing areas, and (ii) our need for additional warehouse space for the storage of materials and packaging supplies on site.


Employees

         We currently have 27 full time employees. None of our employees are covered by a collective bargaining agreement. We consider our relationship with our employees to be good.


Information Concerning Executive Officers And Directors

     Executive Officers

         Our new executive officers are identified in the table below. Each of our executive officers serves at the pleasure of our board of directors.

                            Year Became an
Name              Age       Executive Officer       Positions
----              ---       -----------------       ---------
C. Leo Smith       35         July 31, 2003         President, Chief Executive
                                                    and Chief Financial Officer,

Susan Archer       37         July 31, 2003         Treasurer and Secretary

         (a) There are no material proceedings known to us to which any of our directors, officers or affiliates, or any owner of record or beneficially of more than 5% of any class of our voting securities, or any affiliate of such persons is a party adverse to us or has a material interest adverse to our interests.

         (b) The following brief biographies contain information about our directors and an executive officer. The information includes each person's principal occupations and business experience for at least the past five years. This information has been furnished to us by the individuals named. There are no family relationships known to us between the directors and executive officers. We do not know of any legal proceedings known to us that are material to the evaluation of the ability or integrity of any of the directors or executive officers.

     Directors

         C. Leo Smith ("Smith"), 35, Chairman of the Board of Directors, President, Chief Executive and Chief Financial Officer, has served as the Manager of AIS since its inception. From November 1991 until April 2002, he was the Chief Executive Officer of Smith International Enterprises, Inc (d/b/a Ameriplast Manufacturing), a privately owned manufacturer of pre-paid telephone calling cards. In April 2002, the company was sold to Signature Graphics Inc., a private company. Smith earned a B.AS degree from Florida State University.

         James J. Gaffney ("Gaffney"), 51, Director, has served since January 2003 to the present as the Chief Executive Officer of Red-Horse Securities, LLC, a privately owned securities broker dealer primarily engaged in the underwriting and trading of tax free municipal bonds and a member of the NASD, the MSRB and the SIPC. From January 2001 to December 2002, he was the Director of Marketing of PCX Trade Corp., a privately owned proprietary software provider to NYSE and NASD member firms. From May 1995 until December 2000, Gaffney was First Vice President of Sales and Marketing of Robb, Peck, McCooey, a privately owned NYSE member firm that functions as a specialist on the floor of the NYSE and clears trades for other NYSE and NASD member firms and other professional proprietary traders. He earned a B.S. degree from Fordham University.

         Alex Sarafianos ("Sarafianos"), 40, Director, has served since April 2000 to the present as Senior Vice president and National Sales Director of AmSouth Funds of AmSouth Bank. From October 1994 to March 2000, he was Vice President and Senior Funds Wholesaler of BISYS Fund Services. Mr. Sarafianos earned a Bachelor of Business Administration degree from Mercer University.

         No employee of the Company receives any additional compensation for his or her services as a Director. Non-management directors receive no salary for their services as such, but may participate in the Company's stock option plans. The board of directors has authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the board of directors and committees thereof.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information available to us, as of July 31, 2003 with respect to the beneficial ownership of the outstanding shares of Common Stock by (i) any holder of more than five percent (5%) of the outstanding shares; (ii) our officers and directors; and (iii) our officers and directors as a group:

Name and Address of Beneficial Owner(1)     Shares of Common Stock Owned     Percentage (%) of Common Stock(2)
---------------------------------------     ----------------------------     ---------------------------------

Sarah Cinnante(3)                                   1,200,000                           20.49%
Michael D'Angelo(3)                                 1,200,000                           20.49%
Laura Palisa Mujica(4)                              1,200,000                           20.49%
Lara Nicole Sarafianos(5)                           1,200,000                           20.49%
Alicia M. LaSala(6)                                   400,000(7)                         6.83%(7)
Alfred M. Schiffrin(8)                                400,000                            6.83%
Alex Sarafianos(9)                                          0(10)                           0%(10)
James Gaffney(11)                                           0                               0%
C. Leo Smith(3)                                     1,200,000(12)                       20.49%(12)
Susan Archer(3)                                       100,000                            1.71%
All officers and directors as a group               1,300,000(12)                       22.20%(12)
(four persons)


(1) Beneficial ownership as reported in the table above has been determined in accordance with Instruction (1) to Item 403 (b) of Regulation S-B of the Exchange Act.

(2)      Percentages are approximate.

(3) The business address of the stockholder, director or officer, as the case may be, noted above is 6689 N.W. 16th Terrace, Ft. Lauderdale, FL 33309.

(4) The address of the stockholder noted above is 824 S.E. 8th Street, Ft. Lauderdale, FL 33316.

(5) The address of the stockholder noted above is 4440 N.E. 22nd Avenue, Lighthouse Point, FL 33064.

(6) The address of the stockholder noted above is 6674 Serena Lane, Boca Raton, FL 33433.

(7) Includes 20,000 shares of Common Stock owned of record by a trust for the benefit of Mrs. LaSala's minor child of which her husband is the sole trustee. Mrs. LaSala disclaims beneficial ownership of such shares.

(8) The business address of the stockholder noted above is 7040 W. Palmetto Park Road, Building 4, # 572, Boca Raton, FL 33433. Prior to the Exchange, Mr. Schiffrin was the sole director and officer of the Company.

(9) The address of the director noted above is 16008 Willmington Place, Tampa FL 33647.

(10) Excludes all shares owned by Lara Nicole Sarafianos. Mr. Sarafianos is the brother-in-law of Mrs. Sarafianos and disclaims beneficial ownership of all shares owned by her.

(11) The business address of the shareholder named above is 30 Montgomery Street, Jersey City, NJ 07302.

(12) Includes 1,2000,000 shares owned by the mother of Mr. Smith, Laura Palisa Mujica. Mr. Smith disclaims beneficial ownership of such shares.

Risk Factors

     AIS is a New Venture with a Limited Operating History

         AIS was organized in June 2002. Due to AIS's limited operating history, our ability to operate successfully is materially uncertain and our operations and prospects are subject to all risks inherent in a developing business enterprise. AIS's limited operating history also makes it difficult to evaluate our long term commercial viability, and market acceptance of our potential products. Our potential for success must be evaluated in light of the problems, expenses and difficulties frequently encountered by new businesses in general and the plastic and paper card product businesses specifically.

     We Will Require Additional Financing; if the Necessary Financing Cannot Be Obtained Our Business Will Suffer.

         We plan to expand our operations which will require substantial up-front expenditures. Accordingly, additional financing will be required to implement our business plan. We have no commitments from third parties for any future funding, and there can be no assurance that financing will be available on acceptable terms, if at all. If we are not able to obtain necessary financing, we may be required to curtail our activities or cease operations.

     We Rely on a Relatively Limited Number of Customers for a Large Portion of Our Revenues and Business.

         We have received a significant portion of our revenues since the inception of AIS from a relatively limited number of customers. The loss of one or more of these major customers, or a decrease in orders by one or more customers, could adversely affect our revenue, business and reputation. In addition, our customers have in the past sought price concessions from us and may continue to do so in the future, particularly as a result of an increasing competitive market, which could reduce our profitability and gross margins. Our sales to our twelve largest customers accounted for approximately 81% of total revenues since AIS's inception.

     We Do Not Have Long-term Contracts with Our Customers and Our Customers May Cease Purchasing Our Products at Any Time.

         Generally we do not have long-term contracts with our customers. As a result, the agreements with our customers do not provide any assurance of future sales. Accordingly:

o our customers may cease purchasing products at any time without penalty;

o        our customers are free to purchase products from our competitors;

o        we are exposed to competitive price pressure on each order; and

o        our customers are not required to make minimum purchases.

         Sales typically are made pursuant to individual purchase orders and product delivery often occurs with extremely short lead times. If we are unable to fulfill these orders in a timely manner, we could lose sales and customers.

     The Loss of Our Key Management Personnel or Our Failure to Attract and Retain Additional Personnel Could Adversely Affect Our Business.

         Currently we employ 27 people. If we fail to retain the necessary personnel, our business and ability to obtain new customers, develop new products and provide acceptable levels of customer service could suffer. The success of our business is heavily dependent on the leadership of Mr. Smith.

     We May Be Unable To Adequately Protect Our Proprietary Rights Significantly Impairing Our Competitive Position.

         Our success depends to a significant extent on our ability to protect our proprietary rights from copying, infringement or use by unauthorized parties. To protect our proprietary rights, we will rely primarily on a combination of copyright, trade secret and trademark laws, confidentiality agreements with employees and third parties, and protective contractual provisions such as those contained in agreements with consultants, vendors and customers, although we have not signed these types of agreements in every case. Despite these efforts to protect our proprietary rights, unauthorized parties may copy aspects of the Company's products and obtain and use information that the Company regards as proprietary. Other parties may breach confidentiality agreements and other protective contracts we have entered into. We may not become aware of, or have adequate remedies in the event of, these types of breaches or unauthorized activities.

     The Market for Our Products and Services May Not Grow as Quickly as Anticipated, which would Cause Revenues to Fall Below Expectations.

         The market for our products and services is evolving. In the past we earned a substantial portion of our revenue from the telecommunications industry. While we plan to diversify, we expect to earn a substantial portion of our revenue in the foreseeable future from the telecommunications industry. Future financial performance will depend on continued growth in telecommunication customer demand for card products. If this market fails to grow, or grows more slowly than expected, the Company's sales may be adversely affected.

     Our Markets Are Highly Competitive and Competition Including the Increased Use of Chip Card Technology Could Harm Our Ability to Sell Products and Services and Could Reduce our Margins and Market Share.

         The market for card products and services is rapidly changing and intensely competitive. We expect competition to increase as the industry grows.

         Recently, intense competition among suppliers has led to increased pricing pressures on our products. We may not be able to compete successfully against current or future competitors. The competitive pressures facing us may harm our business, operating results and financial condition.

         Competitors in our market include, among others, card product and service providers such as Gemplus International SA, Schlumberger, Giesecke & Devrient, Oberthur Card Systems and Orga Kartensysteme. Additionally there are numerous smaller companies with which we must compete. New entrants are joining the industry with low-cost operating models, especially in China, with aggressive pricing policies that could threaten our pricing model in the future.

         We also expect the increasing prevalence of chip card technology to increase the competitive pressures in our industry. As the market for chip card products and services in the telecommunications, financial services and internet security industries grows, and as these markets converge, we may experience competition from companies that are currently not active in our market, including:

     o   operating system developers, such as Microsoft and IBM;

     o electronic security product and service providers, such as Baltimore Technologies, Entrust, RSA and Verisign;

     o wireless device manufacturers, such as Nokia, Motorola, Samsung and Sony-Ericsson;

     o   systems integrators, such as IBM, Siemens and EDS;

     o microcontroller chip manufacturers, such as STMicroelectronics, Infineon, Philips, Atmel, Samsung and Sony; and

     o   wireless infrastructure software providers, such as Sonera SmarTrust.

         Many of our competitors and potential competitors have larger technical staffs, larger customer bases, more established distribution channels, greater brand recognition and greater financial, marketing and other resources than we do. Our competitors may be able to develop products and services that are superior to our products and services, that achieve greater customer acceptance or that have significantly improved functionality as compared to our existing and future card products and services. In addition, our competitors may be able to negotiate strategic relationships on more favorable terms than we are able to negotiate. Many of our competitors may also have well-established relationships with our existing and prospective customers. Increased competition may result in reduced margins, loss of sales or decreased market shares, which in turn could harm our business, operating results and financial condition.

     The Internet and Other Communications Networks May Not Expand as a Commerce and Business Medium.

         Our growth will suffer if the use of the internet for commercial transactions does not grow.

         The acceptance and use of the internet and communications networks for internet commerce, banking and commerce could be limited by a number of factors, including:

     o   inadequate development of network infrastructure;

     o   inconsistent quality of service;

     o   excessive cost of high-speed service;

     o concerns about transaction security and fraud or theft of stored data and information communicated on the internet and wireless communications networks;

     o increased government regulation and taxation of transactions conducted over the internet and wireless communications networks; and

     o delays in development or adoption of new standards or protocols to handle increased levels of activity.

         In addition, companies and government agencies that have already invested substantial resources in other methods of conducting business may be reluctant to adopt new internet-based or telecommunication-based methods.

     Future Regulations Could be Enacted that Either Directly Restrict Our Business or Indirectly Affect Our Business by Limiting the Growth of Internet and Mobile Commerce.

         Our products and services are sold in numerous markets around the world, each of which imposes regulations affecting our operations, including product controls, trade restrictions, tariffs and charges, and labor and other social controls. Regulation of the internet in general, and of e-commerce and mobile commerce in particular is largely unsettled.

         As internet and mobile commerce evolves, we expect that various governmental entities will enact or revise laws, rules and regulations covering issues such as user privacy, consumer fraud, pricing, content and quality of products and services. If enacted or revised, such laws, rules or regulations could increase the costs or administrative burdens of doing business using the internet and communications networks and cause companies to seek alternative means of transacting business. The enactment of laws increasing the cost or burdens of using the internet or wireless communications would limit the market for our products and services.

     Because Several Existing Stockholders Own a Large Percentage of Our Voting Stock, Other Stockholders' Effective Voting Power may be Limited.

         As of August 1, 2003, four stockholders (the former holders of all of limited liability company interests in AIS) beneficially own or control approximately 82% of our shares. If some or all of such persons act together, they can have the ability to control matters submitted to our shareholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. This potential concentration of control can affect the value of our securities.

     We Have Not Paid Any Dividends On Our Common Stock

         We have not paid any cash dividends on our Common Stock in the past and do not intend to pay any dividends on our Common Stock in the foreseeable future. Our board of directors is empowered to declare dividends, if any, to holders of the Common Stock, based on our earnings, capital requirements, financial condition, and other relevant factors. We anticipate that we will reinvest the profits from our operations, if any, into our business. There is no assurance that we will ever pay dividends to holders of our common stock.

Item 7.  Financial Statements.

         (a)      Financial Statements of Advanced Imaging Systems, LLC.

                           Independent Auditor's Report

                           Audited Balance Sheet as of December 31, 2002

                           Audited Statement of Income from Inception (June 7,
                           2002) through December 31, 2002

                           Audited Statement of Changes in Members' Capital from Inception (June 7, 2002) through December 31, 2002

                           Audited Statement of Cash Flows from Inception (June 7, 2002) through December 31, 2002

                           Notes to Audited Financial Statements

                           Unaudited Balance Sheet as of June 30, 2003

                           Unaudited Statement of Income for the three months and the six months ended June 30, 2003

         (b)      Pro Forma Financial Information.

                           Pro Forma Consolidated Balance Sheet (Unadited) as of December 31, 2002

                           Pro Forma Consolidated Statement of Income (Unadited) from Inception (June 7, 2002) through December 31, 2002

                           Pro Forma Consolidated Balance Sheet (Unaudited) as of June 30, 2003

                           Pro Forma Consolidated Statement of Income
                           (Unaudited) for the six months ended June 30, 2003


         (c)      Exhibits.

         Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number            Description
------            -----------

2.1 Agreement and Plan of Exchange, dated as of July 28, 2003 and effected July 31, 2003, by and among A.M.S. Marketing, Inc., Advanced Imaging Systems, LLC and all of the holders of limited liability company interests in Advanced Imaging Systems, LLC (omitting all schedules and exhibits).* **

10.1 Lease Agreement (as amended) between 6681, LTD. and Advanced Imaging Systems, LLC dated June 1, 2002 relating to Advanced Imaging Systems, LLC's facilities.

---------------
* The Registrant will furnish all omitted and schedules and exhibits to the Agreement and Plan of Exchange, dated as of July 31, 2003, by and among A.M.S. Marketing, Inc., Advanced Imaging Systems, LLC and all of the holders of limited liability company interests in Advanced Imaging Systems, LLC, upon request of the Securities and Exchange Commission.

** Incorporated by reference to the statement of beneficial ownership of our Common Stock on Schedule 13D filed on behalf of a group of stockholders including Sarah Cinnante, Michael D'Angelo, Laura Palisa Mujica and Lara Nicole Sarafianos (SEC File No. 005-79157) filed on August 11, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       A.M.S. MARKETING, INC.



                                       /s/ C. LEO SMITH
                                       -----------------------------------------
                                       C. Leo Smith
                                       Chief Executive Officer





                             Dated: August 15, 2003

                          ADVANCED IMAGING SYSTEMS, LLC

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

                          ADVANCED IMAGING SYSTEMS, LLC
                              FINANCIAL STATEMENTS


                                TABLE OF CONTENTS


Independent Auditor's Report                                                1

Balance Sheet                                                               2

Statement of Income                                                         3

Statement of Changes in Members' Capital                                    4

Statement of Cash Flows                                                     5

Notes to Financial Statements                                            6-10

                         INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Members
Advanced Imaging Systems, LLC
Ft. Lauderdale, Florida


I have audited the accompanying balance sheet of Advanced Imaging Systems, LLC as of December 31, 2002, and the related statements of income, changes in members' capital, and cash flows from inception (June 7, 2002) through December 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Imaging Systems, LLC as of December 31, 2002, and the results of operations and its cash flows from inception (June 7, 2002) through December 31, 2002 in conformity with auditing standards generally accepted in the United States of America.



Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
June 12, 2003 and July 31, 2003 as to Note I

                        ADVANCED IMAGING SYSTEMS, LLC
                                BALANCE SHEET
                              DECEMBER 31, 2002


                                     ASSETS


CURRENT ASSETS:
    Cash                                                               $  3,862
    Accounts Receivable - Trade                                         218,170
    Loans Receivable - Officers                                           2,769
    Inventory                                                           164,707
                                                                       --------
        TOTAL CURRENT ASSETS                                            389,508

PROPERTY AND EQUIPMENT                                                  194,422

OTHER ASSETS:
    Security Deposits                                                     3,700
                                                                       --------

TOTAL ASSETS                                                           $587,630
                                                                       ========

                            LIABILITIES AND CAPITAL

CURRENT LIABILITIES:
    Notes Payable - Current Portion                                    $ 71,854
    Accounts Payable - Trade                                            282,146
    Accrued Expenses                                                     23,420
    Customer Deposits                                                    11,105
                                                                       --------
        TOTAL CURRENT LIABILITIES                                       388,525

NOTES PAYABLE - Non-Current                                             113,999
                                                                       --------

TOTAL LIABILITIES                                                       502,524

MEMBERS' CAPITAL                                                         85,106
                                                                       --------

TOTAL LIABILITIES AND CAPITAL                                          $587,630
                                                                       ========

See accompanying notes to financial statements.

                          ADVANCED IMAGING SYSTEMS, LLC
                               STATEMENT OF INCOME
             FROM INCEPTION (JUNE 7, 2002) THROUGH DECEMBER 31, 2002



SALES                                                                  $987,190

COST OF GOODS SOLD                                                      657,311
                                                                       --------

GROSS PROFIT                                                            329,879

GENERAL AND ADMINISTRATIVE EXPENSES                                     329,545
                                                                       --------

NET INCOME                                                             $    334
                                                                       ========


See accompanying notes to financial statements.

                          ADVANCED IMAGING SYSTEMS, LLC
                    STATEMENT OF CHANGES IN MEMBERS' CAPITAL
             FROM INCEPTION (JUNE 7, 2002) THROUGH DECEMBER 31, 2002



BALANCE - June 7, 2002                                                 $     --

MEMBERS' CAPITAL CONTRIBUTIONS                                           84,772

NET INCOME                                                                  334
                                                                       --------

BALANCE - December 31, 2002                                            $ 85,106
                                                                       ========

See accompanying notes to financial statements.

                          ADVANCED IMAGING SYSTEMS, LLC
                             STATEMENT OF CASH FLOWS
             FROM INCEPTION (JUNE 7, 2002) THROUGH DECEMBER 31, 2002


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                        $     334
    Adjustments to Reconcile Net Income to Net
        Cash (Used) by Operating Activities:
            Depreciation and Amortization                                20,312
    Change in Operating Assets and Liabilities:
        Accounts Receivable                                            (218,170)
        Loans to Officers                                                (2,769)
        Inventory                                                      (164,707)
        Security Deposits                                                (3,700)
        Accounts Payable - Trade                                        282,146
        Accrued Expenses                                                 23,420
        Customer Deposits                                                11,105
                                                                      ---------
              NET CASH (USED) BY OPERATING ACTIVITIES                   (52,029)
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Expenditures for Property and Equipment                            (214,734)
                                                                      ---------
              NET CASH (USED) BY INVESTING ACTIVITIES                  (214,734)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Members' Capital Contributions                                       84,772
    Proceeds from Borrowings                                            197,000
    Repayment of Borrowings                                             (11,147)
                                                                      ---------
              NET CASH PROVIDED BY FINANCING ACTIVITIES                 270,625
                                                                      ---------

NET INCREASE IN CASH                                                      3,862

CASH - Beginning of Period                                                   --
                                                                      ---------

CASH - End of Period                                                  $   3,862
                                                                      =========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Interest Paid                                                     $   3,264
                                                                      =========

See accompanying notes to financial statements.

                          ADVANCED IMAGING SYSTEMS, LLC
                          NOTES TO FINANCIAL STATEMENTS

NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES -

           Nature of Operations:
              Advanced Imaging Systems, LLC was formed in the state of Delaware on June 7, 2002. The Company is engaged in the sale and manufacture (to specific orders) of telephone credit cards, check cashing cards, and security cards of all types. The Company markets its products domestically and abroad.

           Estimates:
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           Financial Instruments:
              The carrying values of cash, accounts receivable, accounts payable, and notes payable approximate fair value at December 31, 2002.

           Accounts Receivable:
              All accounts receivable were considered to be collectible. Accordingly, no allowance for bad debts is presented.

           Inventory:
              Inventory is stated at the lower of the first-in, first-out cost or market with respect to direct material costs. Capitalized overhead costs are determined on the basis of average costs.

           Property and Equipment:
              Property and equipment are recorded at cost less depreciation and amortization. The carrying value of property and equipment is assessed annually and/or when factors indicating impairment is present. The Company determines fair value by obtaining market quotes for replacement property. If impairment is present, the assets are reported at the lower of carrying value or fair value. Depreciation and amortization is primarily accounted for on the straight-line method based on estimated useful lives. The amortization of leasehold improvements is based on the shorter of the lease term or the life of the improvement. Betterments and renewals, which extend the life of the asset, are capitalized whereas maintenance and repairs are expensed as incurred.

                          ADVANCED IMAGING SYSTEMS, LLC
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued) -

           Sales Revenues:
              Revenue is recognized in the financial statements when materials are shipped from stock. Reported sales are arrived at by deducting discounts and return allowances.

           Advertising:
              Advertising costs are expensed as incurred.

           Income Taxes:
              The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This statement requires an asset and liability approach to account for income taxes. Deferred taxes are provided for temporary differences that will result in taxable or deductible amounts in future years based on the reporting of certain costs in different periods for financial statement and income tax purposes.

              The Company files its Federal income tax return as a C type corporation.


NOTE B  -  INVENTORY -

           Inventory consists of the following at December 31, 2002:

                        Raw Materials                                  $ 31,416
                        Work in Process                                  64,162
                        Finished Goods                                   69,129
                                                                       --------
                                                                       $164,707
                                                                       ========


NOTE C  -  PROPERTY AND EQUIPMENT -

           Property and equipment consists of the following at December 31, 2002:

                        Furniture and Fixtures                         $ 10,090
                        Machinery and Equipment                         154,768
                        Leasehold Improvements                           49,876
                                                                       --------
                                                                        214,734
                        Accumulated Depreciation and Amortization       (20,312)
                                                                       --------
                                                                       $194,422
                                                                       ========

                          ADVANCED IMAGING SYSTEMS, LLC
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE D  -  NOTES PAYABLE -

           Notes payable consist of the following at December 31, 2002:

              12% Note Payable - Officer:
                 Due in monthly installments of $3,500,
                 including interest through August, 2004.              $ 66,667

              12% Note Payable - Officer:
                 Due in monthly installments of $2,335,
                 including interest through November, 2004.              45,311

              6% Note Payable - Employee:
                 Due in monthly installments of $1,500,
                 including interest through August, 2007.                73,875
                                                                       --------
                                                                        185,853
              Deduct Current Portion                                    (71,854)
                                                                       --------
                                                                       $113,999
                                                                       ========

           The notes reflected above are collateralized by substantially all production machinery and equipment.

           The maturities of notes payable for each of the succeeding five years subsequent to December 31, 2002, are as follows:

              YEARS ENDING DECEMBER 31,                            AMOUNT
              -------------------------                            ------

                        2003                                      $ 71,854
                        2004                                        68,879
                        2005                                        15,720
                        2006                                        16,690
                        2007                                        12,710

                          ADVANCED IMAGING SYSTEMS, LLC
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE E  -  INCOME TAXES -

           At December 31, 2002, the Company had no taxable income or substantial taxable timing differences.


NOTE F  -  RELATED PARTY TRANSACTIONS -

           Promotional Fees:
              During the period ended December 31, 2002, the Company paid promotional fees to a company owned by the chief executive officer of $12,450.

           Loans Receivable:
              These loans are interest-free loans and are expected to be settled during 2003.


NOTE G  -  COMMITMENTS -

           The Company leases its general office and production facilities. Rental expense amounted to $17,923 in 2002. At December 31, 2002, the Company is committed to total minimal rental payments as follows:

                                2003            $45,185
                                2004            $45,185
                                2005            $18,825

NOTE H -   CONCENTRATIONS -

           Suppliers:
              The Company's future operating results may be affected by a number of factors. The Company is dependent upon a number of major suppliers. If a supplier had operational problems or ceased making material available to the Company, operations could be adversely affected.

           Customers:
              During 2002, approximately 60% of the Company's total sales revenues resulted from six customers. One customer accounted for approximately 30% of sales and 60% of the year end accounts receivable balance.

                          ADVANCED IMAGING SYSTEMS, LLC
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE I -   SUBSEQUENT EVENTS -

           On April 3, 2003, the Company signed an agreement to commence negotiations to merge with AMS Marketing, Inc., ("AMS"), a publicly owned Delaware corporation. As presently contemplated, the members of Advanced Imaging Systems, LLC, ("AIS") will receive an aggregate of 1,200,000 shares of "AMS" common stock in exchange for their ownership interests in "AIS". The agreement has been extended to July 31, 2003. It is also contemplated that certain shareholders of "AMS" will sell to the members of "AIS" an aggregate of 3,600,000 shares of "AMS" common stock in exchange for cash consideration and notes.

                          ADVANCED IMAGING SYSTEMS, LLC
                                      As Of
                                  June 30, 2003

                   SOUTHEAST ACCOUNTING and TAX SERVICES, INC.
                             713 EAST ATLANTIC BLVD.
                             POMPANO BEACH, FL 33060




To The Board of Directors and Members
ADVANCED IMAGING SYSTEMS, LLC
Fort Lauderdale, FL


I have compiled the accompanying balance sheet of ADVANCED IMAGING SYSTEMS, LLC as of June 30, 2003 and the related statement of income and retained earnings for the quarter then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accounts.

A compilation is limited to presenting in the form of financial statements information that is the representation of the Company's management, I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them. However, I did become aware of a departure from generally accepted accounting principles that is described in the following paragraph.

A statement of cash flows for the quarter ended June 30, 2003 has not been presented. Generally accepted accounting principles require that such a statement be presented when financial statements purport to present financial position and results of operations.




/s/ CHRISTINE PENDLETON
---------------------------
Christine Pendleton, C.P.A.
August 7, 2003

                         ADVANCED IMAGING SYSTEMS, L.L.C
                                   (UNAUDITED)

                                  BALANCE SHEET
                               As of June 30, 2003



                                     ASSETS


CURRENT ASSETS
  CASH IN BANK AIS                                                $  (26,847.13)
  A-SAVINGS                                                               (8.00)
  CASH RESERVE ACCOUNT                                                 5,627.91
  CASH IN BANK - PAYROLL                                              (4,881.05)
  PETTYCASH/BANK TRANSFERS                                             1,200.00
  ACCOUNTS RECEIVABLE                                                318,193.05
  INVENTORY: RAW MATERIALS                                            48,489.37
  INVENTORY: WORK IN PROGRESS                                        171,364.69
  INVENTORY: FINISHED GOODS                                          130,935.60
                                                                  -------------

        Total Current Assets                                         644,094.44
                                                                  -------------

PROPERTY AND EQUIPMENT
  FURNITURE AND FIXTURES                                              13,591.01
  MACHINERY AND EQUIPMENT                                            154,768.64
  SHOW BOOTH                                                           4,950.50
  ACCUMULATED DEPRECIATION                                           (24,910.05)
  LEASEHOLD IMPROVEMENTS                                              55,376.00
  ACCUMULATED AMORTIZATION                                           (16,624.33)
                                                                  -------------

        Net Property and Equipment                                   187,151.77
                                                                  -------------

OTHER ASSETS
  SECURITY DEPOSITS                                                    3,700.00
                                                                  -------------

        Total Other Assets                                             3,700.00
                                                                  -------------

              TOTAL ASSETS                                        $  834,946.21
                                                                  -------------



                       See Accountants' Compilation Report

                          ADVANCED IMAGING SYSTEMS, LLC
                                   (UNAUDITED)


                                  BALANCE SHEET
                               As of June 30, 2003


CURRENT LIABILITIES
   ACCOUNTS PAYABLE                                                $  358,186.58
   FM FINANCE LLC ($3500)                                              35,933.69
   MICHAEL D'ANGELO ($1500)                                            13,946.90
   FM FINANCE LLC ($2335)                                              21,973.72
   PAYROLL TAX PAYABLE                                                 15,000.00
   SALES TAX PAYABLE                                                    1,268.84
   ACCRUED VACATION PAY                                                 1,894.00
   ACCRUED PAYROLL                                                      5,088.00
                                                                   -------------

      Total Current Liabilities                                       453,291.73
                                                                   -------------


LONG-TERM LIABILITIES
   CREDIT LINE-GEORGE SARAFIANOS                                        6,250.00
   LOAN-LHS                                                            43,766.39
   ALFRED SCHIFFIN                                                     50,000.00
   MEMBER LOAN MNS                                                     45,890.10
   FM Finance LLC ($3500)                                              13,302.86
   Michael D'Angelo ($1500)                                            53,058.99
   CUSTOMER DEPOSITS                                                   45,712.36
   FM Finance LLC ($2335)                                              11,573.03
                                                                   -------------

      Total Long-Term Liabilities                                     269,353.73
                                                                   -------------

         Total Liabilities                                            722,645.46
                                                                   -------------

MEMBERS' CAPITAL

   CAPITAL CONTRIBUTION (LHS)                                          34,386.05
   CAPITAL CONTRIBUTION (MNS)                                          42,386.03
   RETAINED EARNINGS                                                      333.72
   Current Net Income                                                  35,194.95
                                                                   -------------

      Total Members' Capital                                          112,300.75
                                                                   -------------

         TOTAL LIABILITIES AND
         MEMBERS' CAPITAL                                          $  834,946.21
                                                                   -------------



                       See Accountants' Compilation Report

                             ADVANCED IMAGING SYSTEMS, LLC
                                       (UNAUDITED)
                                   STATEMENT OF INCOME
                                         For the
                      3 Months and the 6 Months Ended June 30, 2003


                                   3 Month Ended               6 Months Ended
                                   June 30, 2003        %       June 30, 2003        %
                                   -------------    --------    -------------    --------

Sales
  PRINTING                         $  762,765.51       94.46    $1,587,691.76       94.72
  DESIGN                               10,127.50        1.22        20,734.50        1.24
  PRODUCTION                           29,765.55        3.59        57,994.99        3.46
  OTHER INCOME                             28.26        0.00           570.14        0.03
  SHIPPING REVENUE                      6,002.07        0.72         9,203.29        0.55
                                   -------------    --------    -------------    --------

        Total Sales                   828,686.89      100.00     1,676,194.68      100.00
                                   -------------    --------    -------------    --------

Cost of Goods Sold
  PURCHASES                           218,225.19       26.33       516,427.88       30.81
  PAPER                                79,661.27        9.61       142,164.45        8.48
  DIRECT LABOR                        104,532.08       12.61       190,254.04       11.35
  CONTRACT LABOR - PRINTING            68,114.28        8.22       110,855.39        6.61
  FREIGHT IN                           64,539.58        7.79       122,489.53        7.31
                                   -------------    --------    -------------    --------

        Total Cost of Goods Sold      535,072.40       64.57     1,082,201.29       64.56
                                   -------------    --------    -------------    --------

        Gross Profit                  239,614.49       35.43       593,993.39       35.44
                                   -------------    --------    -------------    --------

Operating Expenses
  PAYROLL - ADMINISTRATION             74,510.00        8.99       146,510.00        8.74
  PAYROLL - SALES                         932.90        0.11         1,691.37        0.10
  COMMISSIONS                           2,623.21        0.32         4,661.85        0.28
  CONSULTING                           16,358.00        1.97        16,356.00        0.98
  ACCOUNTING                           14,595.00        1.76        23,779.30        1.42
  ADVERTISING                           1,000.00        0.12         1,000.00        0.06
  AMORTIZATION                          4,158.33        0.50         8,312.66        0.50
  AUTO/TRUCK EXPENSE                   13,889.55        1.68        25,474.31        1.52
  BANK CHARGES                          7,773.67        0.94        12,977.15        0.77
  BONUS                                12,662.00        1.53        12,662.00        0.76
  DEPRECIATION                          6,454.52        0.78        12,909.04        0.77
  DUES AND SUBSCRIPTIONS                1,432.08        0.17         1,903.29        0.11
  FACTORING                               250.00        0.03           250.00        0.01
  INSURANCE                            11,188.09        1.35        21,648.13        1.29
  INTEREST                              3,941.50        0.48         8,068.89        0.48
  LEGAL FEES                            5,166.57        0.62         7,182.03        0.43
  LICENSES AND PERMITS                  1,206.00        0.15         1,456.00        0.09
  OFFICE EXPENSE                        6,471.83        0.78        10,937.25        0.65
  PAYROLL TAXES                        15,768.09        1.90        32,434.18        1.93
  PRINTING & REPRODUCTION               1,680.00        0.20         1,660.00        0.10
  POSTAGE                               2,645.79        0.32         4,822.73        0.29
  REFERENCE MATERIALS                       0.00        0.00         3,457.07        0.21
  PROFESSIONAL DEVELOPMENT              7,885.00        0.95        38,205.00        2.26



                        See Accountants Compilaton Report

                              ADVANCED IMAGING SYSTEMS, LLC
                                       (UNAUDITED)
                                   STATEMENT OF INCOME
                                         For the
                      3 Months and the 6 Months Ended June 30, 2003


                                   3 Month Ended               6 Months Ended
                                   June 30, 2003        %       June 30, 2003        %
                                   -------------    --------    -------------    --------

  RENT                                 11,696.26        1.41        23,507.72        1.40
  RETIREMENT ACCOUNT                       (0.09)       0.00           316.52        0.02
  REPAIRS AND MAINTENANCE              25,066.96        3.02        34,192.57        2.04
  SUPPLIES                             29,342.00        3.54        57,473.41        3.43
  TAXES                                     0.00        0.00           184.37        0.01
  TELEPHONE                             9,098.09        1.10        16,040.20        0.96
  TRAVEL                                6,831.93        0.82        16,358.39        0.98
  ENTERTAINMENT                         7,063.81        0.85        14,661.64        0.87
  EXHIBITS & SHOWS                     13,737.70        1.66        24,830.59        1.48
  UTILITIES                             5,850.70        0.71         9,531.65        0.57
  WASTE REMOVAL                             0.00        0.00         2,025.00        0.12
                                   -------------    --------    -------------    --------

        Total Operating Expenses      321,255.49       38.77       597,480.31       35.65
                                   -------------    --------    -------------    --------

        Operating Income (Loss)       (27,641.00)      (3.34)       (3,486.92)      (0.21)
                                   -------------    --------    -------------    --------

Other Expenses
  CAPITALIZED OVERHEAD                (24,754.84)      (2.99)      (38,681.87)      (2.31)
                                   -------------    --------    -------------    --------

        Total Other Expenses          (24,754.84)      (2.99)      (38,681.87)      (2.31)
                                   -------------    --------    -------------    --------

        Net Income(Loss)           $   (2,886.16)      (0.35)       35,194.95        2.10
                                   =============    ========    =============    ========



                       See Accountants Compilation Report

                       INTERNATIONAL IMAGING SYSTEMS, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE A  -  BASIS OF PRESENTATION -

           On July 28, 2003, AMS Marketing, Inc. ("AMS) acquired 100% ownership of Advanced Imaging Systems, LLC ("AIS") in exchange for 1,200,000 shares of its previously unissued common stock. Prior to the execution of the purchase transaction, the members (owners) of "AIS" purchased directly from existing "AMS" shareholders 3,600,000 shares of "AMS" common stock. The combined result of the foregoing transactions is that the previous owners of "AIS" now own 81.96% of the outstanding common stock of "AMS".

           The combined entity will be known as International Imaging Systems, Inc., subject to shareholder approval.

           The business combination will be accounted for as a purchase, with the assets and liabilities assumed recorded at fair values, and the results of operations of the acquired company being included in operations from the date of acquisition.

           For accounting purposes, "AIS" is considered to be the acquirer and "AMS", the acquired entity. The business combination is considered to be a "reverse merger" since the former owners of "AIS" now control more than 50% of "AMS" as a result of the merger. The effect of this transaction is to reflect fair values of assets and liabilities of the combined entities with a recapitalization of "AMS" shareholders' equity.

           In connection with the acquisition, "AIS" entered into three year employment agreements with five key employees.

           The pro forma consolidated financial statements illustrate the effect of the acquisition ("Pro Forma") on the Company's financial position and results of operations. The balance sheets and statements of operations for "AMS" and "AIS" are based on historical audited financial statements as of December 31, 2002 and the period then ended. Such statements are labeled as "unaudited" because pro forma adjustments are based on estimates which could differ from actual results. The balance sheets and statements of operations for the six months ended June 30, 2003 are based on historical unaudited financial statements as of that date.

                       INTERNATIONAL IMAGING SYSTEMS, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



NOTE A  -  BASIS OF PRESENTATION - (CONTINUED) -

           The pro forma financial statements assume the business combination took place on the first day of the period reported in the accompanying statements of operations and as of the end of the period for purposes of reflecting the pro forma balance sheets.

           The pro forma consolidated financial statements may not be indicative of the actual results of the acquisition.

           The accompanying pro forma consolidated financial statements should be read in connection with the historical financial statements of AMS Marketing, Inc. and Advanced Imaging Systems, LLC.


NOTE B  -  PRO FORMA ADJUSTMENTS -

           The pro forma adjustments to the consolidated balance sheet are as follows:

           1) To reflect the issuance of 1,200,000 shares of AMS Marketing, Inc. ("AMS") common stock to the members of Advanced Imaging Systems, LLC ("AIS") in exchange for 100% ownership of "AIS".

                                       AND

              To reflect the purchase of an additional 3,600,000 shares of AMS Marketing, Inc. common stock by the members of "AIS" directly from "AMS" shareholders. As a result of the common stock transactions, the former members of "AIS" became the owners of 81.96% of the outstanding common stock of "AMS".

              The transaction is characterized as a "reverse merger", since the former members of "AIS" control more than 50% of "AMS" outstanding common stock immediately after the merger. The accounting treatment for a "reverse merger" is to present the historical information of the acquired ("AIS") entity with a recapitalization of the "Registrant's" shareholders' equity.

                      INTERNATIONAL IMAGING SYSTEMS, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



NOTE B  -  PRO FORMA ADJUSTMENTS - (CONTINUED) -

           2) Calendar year 2002 "AMS" transactions occurring prior to the inception of "AIS" (June 17, 2002) have been removed from the pro forma financial statements.

           3) Employment agreements were entered into with five individuals considered to be key employees of "AIS". The agreements expire in three years, and provide for annual remuneration amounting to approximately $372,000 per annum with 5% cost of living allowances in the last two years of the contract term. Additionally, the agreements provide for expense account allowances amounting to $30,000 annually. Pro forma adjustments reflect incremental expenses over historically reported expenses incurred during the period from inception (June 17, 2002) through December 31, 2002, and for the six months ended June 30, 2003, respectively.

           4) To reflect the income tax effects, at the Company's effective tax rate, of the pro forma adjustments to income before taxes.

           5) Reflects the weighted average number of common shares outstanding for the period, after giving effect to the merger.

                       INTERNATIONAL IMAGING SYSTEMS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                DECEMBER 31, 2002


                                                  Historical
                                         -------------------------           Proforma              Propforma
                                            AMS         Advanced            Adjustments          International
                                         Marketing      Imaging       ------------------------     Imaging
                                            Inc.      Systems, LLC       DR            CR        Systems, Inc.
                                         ---------    ------------    ----------   -----------   -------------

                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash                                   $   3,568    $      3,862    $            $             $       7,430
  Accounts Receivable - Trade                   --         218,170                                     218,170
  Loans Receivable - Officers                   --           2,769                                       2,769
  Inventory                                     --         164,707                                     164,707
                                         ---------    ------------                               -------------

     TOTAL CURRENT ASSETS                    3,568         389,508                                     393,076

PROPERTY AND EQUIPMENT - Net                    --         194,422                                     194,422

OTHER ASSETS                                    --           3,700                                       3,700
                                         ---------    ------------                               -------------

TOTAL ASSETS                             $   3,568    $    587,630                               $     591,198
                                         =========    ============                               =============


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
  Notes Payable - Current Portion        $      --    $     71,854    $            $             $      71,854
  Accounts Payable - Trade                      --         282,146                                     282,146
  Accrued Expenses                              --          23,420                  (3) 66,733          90,153
  Customer Deposits                             --          11,105                                      11,105
                                         ---------    ------------                               -------------

     TOTAL CURRENT LIABILITIES                  --         388,525                                     455,258

NOTES PAYABLE - Non-Current                     --         113,999                                     113,999
                                         ---------    ------------                               -------------

TOTAL LIABILITIES                               --         502,524                                     569,257


SHAREHOLDERS' EQUITY:
  Common Stock                               4,656                                  (1)  1,200           5,856
  Additional Paid-In Capital                91,894                                  (1) 11,002         102,896
  Retained Earnings                        (92,982)                     * 64,005    (1) 70,176         (86,811)
  Members' Capital                              --          85,106    (1) 85,106                            --
                                         ---------    ------------                               -------------

     TOTAL SHAREHOLDERS' EQUITY              3,568          85,106                                      21,941
                                         ---------    ------------                               -------------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                   $   3,568    $    587,630                               $     591,198
                                         =========    ============                               =============

* Net effect of pro forma adjustments.
  See notes to pro forma consolidated financial statements.

                       INTERNATIONAL IMAGING SYSTEMS, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
           FROM INCEPTION (JUNE 17, 2002) THROUGH DECEMBER 31, 2002

                                                  Historical
                                         -------------------------           Proforma              Propforma
                                            AMS         Advanced            Adjustments          International
                                         Marketing      Imaging       ------------------------     Imaging
                                            Inc.      Systems, LLC       DR            CR        Systems, Inc.
                                         ---------    ------------    ----------   -----------   -------------

SALES                                    $   9,000    $    987,190    (2)$ 2,000   $             $     994,190

COST OF GOODS SOLD                              --         657,311                                     657,311
                                         ---------    ------------                               -------------

GROSS PROFIT                                 9,000         329,879                                     336,879

GENERAL AND ADMINISTRATIVE EXPENSES         32,140         329,545    (3) 66,733    (2)  4,728         423,690
                                         ---------    ------------                               -------------

NET INCOME (LOSS)                        $ (23,140)   $        334                               $     (86,811)
                                         =========    ============                               =============

BASIC (LOSS) PER SHARE                   $   (.005)   $         --                               $       (.015)
                                         =========    ============                               =============


WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING DURING
  THE PERIOD                             4,618,535                                            (5)    5,856,200
                                         =========                                               =============


See notes to pro forma consolidated financial statements.

                       INTERNATIONAL IMAGING SYSTEMS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                  JUNE 30, 2003


                                                  Historical
                                         -------------------------           Proforma              Propforma
                                            AMS         Advanced            Adjustments          International
                                         Marketing      Imaging       ------------------------     Imaging
                                            Inc.      Systems, LLC       DR            CR        Systems, Inc.
                                         ---------    ------------    ----------   -----------   -------------

                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash                                   $     382    $         --    $            $             $         382
  Accounts Receivable - Trade                   --         318,193                                     318,193
  Inventory                                     --         350,789                                     350,789
                                         ---------    ------------                               -------------
    TOTAL CURRENT ASSETS                       382         668,982                                     669,364

PROPERTY AND EQUIPMENT - Net                    --         187,152                                     187,152

OTHER ASSETS                                    --           3,700                                       3,700
                                         ---------    ------------                               -------------

TOTAL ASSETS                             $     382    $    859,834                               $     860,216


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
  Notes Payable - Current Portion        $      --    $     71,855    $            $             $      71,855
  Accounts Payable - Trade                      --         383,075                                     383,075
  Accrued Expenses                              --          23,270                 (3)  57,200          80,470
  Customer Deposits                             --          45,712                                      45,712
  Income Taxes                                  --           7,650                 (4)   7,650              --
                                         ---------    ------------                               -------------
     TOTAL CURRENT LIABILITIES                  --         531,562                                     581,112

NOTES PAYABLE - Non-Current                     --         223,621                                     223,621
                                         ---------    ------------                               -------------

TOTAL LIABILITIES                               --         755,183                                     804,733
                                         ---------    ------------                               -------------

SHAREHOLDERS' EQUITY:
  Common Stock                               4,656              --                 (1)   1,200           5,856
  Additional Paid-In Capital                91,894              --    (1) 17,077                        74,817
  Retained Earnings                        (96,168)             --    *   49,550   (1) 120,528         (25,190)
  Members' Capital                              --         104,651    (1)104,651                            --
                                         ---------    ------------                               -------------

     TOTAL SHAREHOLDERS' EQUITY                382         104,651                                      55,483
                                         ---------    ------------                               -------------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                   $     382    $    859,834                               $     860,216
                                         =========    ============                               =============


* Net effect of pro forma adjustments.
  See notes to pro forma consolidated financial statements.

                       INTERNATIONAL IMAGING SYSTEMS, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 2003


                                                  Historical
                                         -------------------------           Proforma              Propforma
                                            AMS         Advanced            Adjustments          International
                                         Marketing      Imaging       ------------------------     Imaging
                                            Inc.      Systems, LLC       DR            CR        Systems, Inc.
                                         ---------    ------------    ----------   -----------   -------------

SALES                                    $   4,500    $  1,676,195    $            $             $   1,680,695

COST OF GOODS SOLD                              --       1,082,201                                   1,082,201
                                         ---------    ------------                               -------------

GROSS PROFIT                                 4,500         593,994                                     598,494

GENERAL AND ADMINISTRATIVE EXPENSES          7,686         558,798    (3) 57,200                       623,684
                                         ---------    ------------                               -------------

INCOME (LOSS) BEFORE TAXES                  (3,186)         35,196                                     (25,190)

INCOME TAXES                                    --           7,650                 (4)   7,650              --
                                         ---------    ------------                               -------------

NET INCOME (LOSS)                        $  (3,186)   $     27,546                               $     (25,190)

BASIC (LOSS) PER SHARE                   $   (.001)   $         --                               $       (.004)
                                         =========    ============                               =============


WEIGHTED AVERAGE NUMBER
    OF COMMON SHARES
    OUTSTANDING DURING
    THE PERIOD                           4,656,200                                            (5)    5,856,200
                                         =========                                               =============



See notes to pro forma consolidated financial statements.